Exhibit 99.3

VERB to Host Third Quarter 2020 Earnings Call on Monday, November 16, 2020 at 5:30 PM ET

NEWPORT BEACH, Calif. and SALT LAKE CITY, November 9, 2020 (GLOBE NEWSWIRE) — VERB Technology Company, Inc. (NASDAQ: VERB) (“VERB” or the “Company”), a leader in interactive video-based sales enablement applications, including interactive livestream ecommerce, webinar, CRM, and marketing applications for entrepreneurs and enterprises, today announced that it will host a conference call to discuss its financial results for the third quarter ended September 30, 2020 on Monday, November 16, 2020 at 5:30 PM Eastern time (2:30 PM Pacific time). Financial results will be issued in a press release prior to the call.

VERB CEO Rory J. Cutaia and CFO Jeff Clayborne will host the conference call, followed by a question and answer period.

Date: Monday, November 16, 2020
Time: 5:30 PM Eastern time (2:30 PM Pacific time)
U.S. dial-in number: 1-877-407-4018
International number: 1-201-689-8471

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization.

A telephonic replay of the conference call will be available after 8:30 PM Eastern time on the same day through Monday, November 30, 2020.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 13712506

About VERB

VERB Technology Company, Inc. (Nasdaq: VERB) transforms how businesses attract and engage customers. The Company’s Software-as-a-Service, or SaaS, platform is based on its proprietary interactive video technology, and comprises a suite of sales enablement business software products offered on a subscription basis. Its software applications are available in over 60 countries and in more than 48 languages to large enterprise and small business sales teams that need affordable, easy-to-use, and quick-to-get-results sales tools. Available in both mobile and desktop versions, the applications are offered as a fully integrated suite, as well as on a standalone basis, and include verbCRM (Customer Relationship Management application), verbLEARN (Learning Management System application), and verbLIVE (Interactive Livestream eCommerce and Video Webinar application). The Company has offices in California and Utah. For more information, please visit: www.verb.tech.

Investor Relations Contact:
888.504.9929
investors@verb.tech

Media Contact:
855.250.2300, ext.107
info@verb.tech